                                                                       EXHIBIT 3

                               AMENDMENT NO. 1 TO
                             STOCKHOLDERS AGREEMENT


     AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT, dated as of April 5, 1996 (this "Amendment") to that certain Stockholders Agreement dated as of July 27, 1995
 ---------
(the "Stockholders Agreement"), among MATTHEWS STUDIO EQUIPMENT GROUP (the
      ----------------------
"Company"), ING EQUITY PARTNERS, L.P.I ("ING"), and the Management Stockholders
 -------                                 ---
is made by and among the Company, ING and the Management Stockholders. Capitalized terms used herein, except as otherwise defined herein, shall have the meanings given to such terms in the Stockholders Agreement.

     WHEREAS, the Common Stock of the Company is listed on the National Association of Securities Dealer, Inc. ("NASD") inter-dealer quotation system and is designated as a National Market System security; and

     WHEREAS, the NASD has required that the Company amend the terms of the Warrant to modify the anti-dilution rights of the holders of the Warrant and amend the terms of the Preferred Stock, to modify the powers, rights, privileges and preferences of the Preferred Stock; and

     WHEREAS, the Company, the Management Stockholders and ING mutually desire to maintain the listing of the Company's Common Stock with the NASD and the designation of the same as a National Market System security and in connection with the amendment of the Warrant, the terms of the Preferred Stock and related documents in order for the Company to accommodate the actions required by the NASD, and ING wishes to amend the Stockholders Agreement and the Company and the Management Stockholders are willing to enter into this Amendment to provide such accommodation;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the value and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

     1.  Amendments to Stockholders Agreement.  The Stockholders Agreement is
         ------------------------------------
hereby amended as of date hereof to amend and revise Section 6.1(a) to read in its entirety as follows:

               Section 6.1.  Certain Terminations.  (a)  The provisions of
                             --------------------
          Articles III, IV (other than in Section 4.4) and V shall terminate on the date on which any of the following events first occurs: (i) a Qualifying Offering, (ii) a merger or consolidation of the Company with or into another

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          Person that is not an Affiliate of the Company, as a result of which the Stockholders own less than 51% of the outstanding shares of Voting Stock of the surviving or resulting corporation, or (iii) ten years from the date of this Agreement.

     2.  No Implied Amendments.  Except as herein amended, the Stockholders
         ---------------------
Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Stockholders Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Stockholders Agreement in any other agreements, documents or instruments executed and delivered in connection with the Stockholders Agreement, shall mean and be a reference to the Stockholders Agreement, as amended by this Amendment.

     3.  Effective Time.  This Amendment shall become effective upon compliance
         --------------
with each of the conditions set forth in Section 4 of Amendment No.1 to Purchase Agreement of even date herewith between the Company and ING.

     4.  Counterparts.  This Amendment may be executed by the parties hereto in
         ------------
several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                         MATTHEWS STUDIO EQUIPMENT GROUP


                         By:  /s/ Carlos D. De Mattos
                             --------------------------------
                         Carlos D. De Mattos Chairman & Chief Executive Officer


                         STOCKHOLDERS:



                         ING EQUITY PARTNERS, L.P. I

                              By:  LEXINGTON PARTNERS, L.P.
                                   its general partner

                              By:  LEXINGTON PARTNERS, INC.
                                   its general partner


                              By:/s/ Benjamin P. Giess
                                 ---------------------------------
                                 Benjamin P. Giess
                                 Vice President



                                 /s/ Carlos D. De Mattos
                             ----------------------------------------
                                Carlos D. De Mattos



                                 /s/ Edward Phillips
                             ----------------------------------------
                                Edward Phillips

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                         C&E DM Limited Partnership


                         By:  /s/ Carlos De Mattos
                             -------------------------------------
                              Carlos De Mattos,
                              Its General Partner


                         C&E DM, LLC



                         By: /s/ Carlos De Mattos
                            -------------------------------------
                              Carlos De Mattos,
                              Its Manager


                         The Carlos and Elena De Mattos Family
                         Trust dated February 12, 1991



                           /s/ Carlos De Mattos
                          ----------------------------------------
                           Carlos De Mattos, Trustee


                         The Edward and Norma Phillips
                         Family Trust dated June 5, 1991


                           /s/ Edward Phillips
                          -----------------------------------------
                           Edward Phillips, as trustee